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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of our report dated
January 17, 2000, relating to the consolidated financial statements of ImproveNet, Inc., and of our report dated November 24, 1999 relating to the financial statements of Contractor Referral Service, LLC, which are included in ImproveNet's Registration Statement on Form S-1 (File No. 333-92873) dated March 15, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
March 15, 2000